                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33- 98314, 33-98316, 33-98318, 33-98320, 33-99464,
33-99466, 33-99470, 333-04008), on Form S-4 (Nos. 333-68385 and 333-51491) and
on Form S-3 (No. 333-486663) of PSINet Inc. of our report dated March 9, 1999, except as to Note 11, which is as of March 25, 1999, appearing on page 55 of this Form 10-K.



PricewaterhouseCoopers LLP

Washington, D.C.
March 26, 1999